UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2024

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

Silver Star Properties REIT, Inc., a Maryland corporation (the “Company”), owns substantially all of its assets and conducts its operations through Hartman XX Limited Partnership, a Texas limited partnership (the “Operating Partnership”). The Company’s wholly-owned subsidiary, Hartman XX REIT GP LLC, is the sole general partner of the Operating Partnership, and the Company owns a majority limited partner interest in the Operating Partnership.

On July 1, 2024, the Company, through 16 newly formed special purposes entities ("Borrowers") collectively as borrowers purchased 16 triple-net properties leased by Walgreens for $60.25 million ("Walgreens Purchase and Sale Agreement") from an unaffiliated financial institution. The properties are located in Alabama, Arkansas, Michigan, North Carolina, Nebraska, Tennessee, and Wisconsin. The transaction was 100% financed.

Concurrently with the purchase, the Borrowers entered into a term loan agreement ("Walgreens Loan Agreement" or “Loan”). Pursuant to the Walgreens Loan Agreement, the lender made a term loan to the Borrowers in the principal amount of $57.75 million. The term of the Walgreens Loan Agreement is one year, with a maturity date of August 9, 2025. The outstanding principal of the Walgreens Loan Agreement will bear interest at 6.00% per annum, payable monthly as it accrues. Principal reductions are achieved with the sales of each of the Walgreen properties securing the Loan at negotiated partial release prices set forth in the Walgreens Loan Agreement. The occurrence of an Event of Default, as defined by the Walgreens Loan Agreement, allows the lender the option to accelerate the maturity date of the outstanding principal under the loan.

In addition to other terms and conditions set forth in the Walgreens Loan Agreement and the other documents executed in connection therewith, the Loan is secured in part by the Walgreens properties purchased, and income from the Walgreens collateral is deposited with the lender and funds various reserve accounts (including taxes, insurance, operating expenses and general and administrative expenses) and then is applied to reduce the Loan. The Loan is guaranteed by the Company (the "Guaranty Agreement") as well as by secured guaranties of its affiliated companies, Silver Star CRE, LLC (the "CRE Guaranty Agreement") and Silver Star CRE II, LLC (the "CRE II Guaranty Agreement"), which affiliate guaranties terminate once the principal balance of the Loan is equal to either (i) $39,600,000 if no individual property has been sold prior to the time of such release, or (ii) an amount equal to sixty-five percent (65%) of the sum of the loan amount allocated to the remaining collateral properties, if any individual property has been sold prior to the time of such release.

The remainder of the purchase price was financed through a $3.9 million draw under the Amended and Restated Junior Loan Agreement ("Amended Junior Loan Agreement").

The descriptions of the Walgreens Purchase and Sale Agreement, the Walgreens Loan Agreement, the Guaranty Agreement, the CRE Guaranty Agreement, and CRE II Guaranty Agreement in the Current Report on Form 8-K are summaries and are subject to, and qualified in their entirety, by the terms of the agreements mentioned above.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information discussed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation

The information discussed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On July 5, 2024, the Company issued a press release announcing the acquisition of the Walgreen Properties. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, are “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings. The furnishing of the remarks is not intended to constitute a representation that such furnishing is required by Regulation FD or that the remarks include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1+	Press Release dated July 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+Furnished herewith.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Gerald W. Haddock
Name: Gerald W. Haddock
Title: Chief Executive Officer and Chairman of the Executive Committee
Date:  July 8, 2024